Exhibit 99.1

NeOnc Technologies Holdings, Inc. Executive Chairman, Amir Heshmatpour, Assumes Expanded
Leadership Role as Company’s New President

CALABASAS, Calif. — April 10, 2025 — NeOnc Technologies Holdings, Inc. (NASDAQ: NTHI), a clinical-stage biopharmaceutical company focused on innovative treatments for central nervous system (CNS) cancers and disorders, today announced that Executive Chairman Amir Heshmatpour has been appointed to serve as President of the Company. Heshmatpour will retain his role as Executive Chairman, while taking on day-to-day leadership responsibilities to accelerate the Company’s strategic and clinical initiatives.

“Amir’s appointment as President reflects our commitment to strong, visionary leadership as NeOnc advances its clinical programs,” said Dr. Thomas Chen, CEO of NeOnc. “His extensive experience in building and scaling companies, coupled with his deep understanding of capital markets and business development, will be instrumental as we move forward.”

Heshmatpour brings over 25 years of senior executive and board-level experience in business development, operations, finance, and M&A. He is the founder, chairman, and managing director of AFH Holdings & Advisory, where he has led IPO transactions totaling over $1.5 billion, and private funding and M&A transactions exceeding $5 billion in aggregate value.

Previously, Heshmatpour served as Chairman and CEO of Metrophone Telecommunications, which he founded in 1994. Under his leadership, Metrophone completed 17 acquisitions and grew annual revenues to over $100 million during a decade of sustained expansion. He has served on the board of the UCLA Anderson School of Management for more than 12 years, and is a board member of the Make-A-Wish Foundation for the Central Coast and Southern Central Valley of California.

“I’m honored to step into the role of President at such a pivotal time in NeOnc’s evolution. By formalizing my day-to-day oversight of Company operations, we’re enabling Dr. Chen to focus fully on driving our clinical trials forward, with a specific emphasis on patient enrollment for our lead drug candidates — NEO212, our TMZ bio-conjugate, and NEO100,” said Heshmatpour. “With our promising drug candidates advancing through clinical development, I’m confident in our ability to deliver significant value to patients, providers, and shareholders alike.”

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™ therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit neonctech.com.

Important Cautions Regarding Forward Looking Statements

All statements other than statements of historical facts included in this press release are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). Generally, such forward-looking statements include statements regarding expectations, possible or assumed future actions, business strategies, events or results of operations, including statements regarding expectations or predictions or future financial or business performance or conditions and those statements that use forward-looking words such as “projected,” “expect,” “possibility” and “anticipate,” or similar expressions. The achievement or success of the matters covered by such forward-looking statements involve significant risks, uncertainties, and assumptions. Actual results could differ materially from current projections or implied results. The Company cautions that statements and assumptions made in this news release constitute forward-looking statements and make no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statements following the date of this news release, whether because of new information, future events or otherwise, except as required by law.

“NEO100” is a registered trademark of NeOnc Technologies Holdings, Inc.

Company Contact:

Patrick Walters

Chief Operations Officer

NeOnc Technologies Holdings, Inc.

info@neonc.com

Investor Relations:

Roger Pondel / Laurie Berman

PondelWilkinson Inc.

(310) 279-5980

rpondel@pondel.com/lberman@pondel.com